UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2018

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD.

Ascent Tender Offer

On August 30, 2018, Ascent Capital Group, Inc. (“Ascent”), issued a press release, attached hereto as Exhibit 99.1, announcing that Ascent commenced an offer to purchase for cash (the “Offer”), on the terms and subject to the conditions set forth in an Offer to Purchase, dated August 30, 2018, on a pro rata basis, an aggregate amount of Ascent’s 4.00% Convertible Senior Notes due 2020 (the “Notes”) from each holder of the Notes, such that the aggregate consideration paid (excluding accrued and unpaid interest) does not exceed (i) $63,000,000 less (ii) the aggregate amount, if any, by which the total cash consideration paid or payable by Ascent (excluding accrued and unpaid interest) with respect to the concurrent MONI Exchange Offer (as defined below) that was separately announced by Ascent and Monitronics International, Inc. (“MONI”) today, exceeds $37,000,000. A copy of the press release announcing the Offer is attached as Exhibit 99.1 hereto and incorporated by reference herein.

MONI Exchange Offer and MONI Consent Solicitation

In addition, on August 30, 2018, Ascent and MONI issued a press release, attached hereto as Exhibit 99.2, announcing that MONI and Ascent commenced an exchange offer and consent solicitation, concurrently with the commencement of the Offer, pursuant to which (a) MONI and Ascent are offering to exchange (the “MONI Exchange Offer”) up to (i) an aggregate of $100,000,000 in cash from Ascent (the “Cash Consideration Cap”) and/or (ii) a combination of (x) $585,000,000 aggregate principal amount of MONI’s 7.750%/3.750% Senior Unsecured Cashpay/PIK Notes due 2023 (the “New MONI Notes”), and (y) for each $1,000 principal amount of Old MONI Notes (as defined below) accepted in the MONI Exchange Offer, one warrant entitling the holder to purchase 2.64 shares of Ascent’s Series A common stock, par value $0.01 per share, at an exercise price equal to $5.00 for each whole share, which, assuming the MONI Exchange Offer is fully subscribed at the high end of the price range at or prior to the early tender time for the MONI Exchange Offer and the Cash Consideration Cap is reached, would constitute in the aggregate warrants to purchase up to 1,243,117 shares of Ascent’s Series A common stock, representing 10.0% of the aggregate shares of Series A common stock and Series B common stock, par value $0.01 per share, outstanding immediately prior to the launch of such exchange offer and consent solicitation, in each case, for validly tendered (and not validly withdrawn) outstanding 9.125% Senior Notes due 2020 of MONI (the “Old MONI Notes”) and (b) MONI is soliciting consents from registered holders of the Old MONI Notes to certain proposed amendments to the indenture governing the Old MONI Notes, which would become effective on the settlement date with respect to the MONI Exchange Offer (the “MONI Consent Solicitation”).  A copy of the press release announcing the MONI Exchange Offer and MONI Consent Solicitation is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, the New MONI Notes, the Old MONI Notes or any other securities, nor shall there be any offer, solicitation or sale of the Notes, the New MONI Notes, the Old MONI Notes or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

This Item 7.01 and the exhibits attached hereto are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Ascent on August 30, 2018 relating to the Offer.

99.2	Press Release issued by Ascent and MONI on August 30, 2018 relating to the MONI Exchange Offer and MONI Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2018

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary